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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 17, 2003

SEABULK INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28732 (Commission File Number)	65-0966399 (IRS Employer Identification No.)
2200 Eller Drive, P.O. Box 13038, Ft. Lauderdale, Florida (Address of principal executive offices)		33316 (Zip code)
Registrant's telephone number, including area code (954) 523-2200

Item 5.    Other Events

        Seabulk International, Inc. issued a press release on July 17, 2003, in accordance with SEC Rule 135c, announcing a private offering of senior notes. The following was included in the press release:

SEABULK INTERNATIONAL ANNOUNCES
$150 MILLION SENIOR NOTES OFFERING

        Fort Lauderdale, FL, July 17, 2003—Seabulk International, Inc. (Nasdaq: SBLK) today announced that it intends to offer, subject to market and other customary conditions, $150 million of new Senior Notes Due 2013 through a private placement eligible for resale under Rule 144A. Net proceeds of the offering will be used to repay a portion of the Company's indebtedness under its existing $180 million credit facility.

        If the offering is completed and net proceeds are applied as expected, the Company's Senior Secured Credit Facility will be amended to provide for a five-year revolving credit facility in the amount of $80,000,000, a portion of which would be available for general corporate purposes, including vessel acquisitions and other asset purchases.

        The Notes will be senior unsecured obligations of the Company. The offer of the Notes will be made to qualified institutional buyers within the United States pursuant to Rule 144A of the Securities Act of 1933, as amended, and, outside the United States, to non-U.S. investors pursuant to Regulation S of the Securities Act. The Notes have not been registered under the Securities Act or applicable state securities laws and therefore may not be offered or sold in the United States absent such registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes.

        With a fleet of 157 vessels, Seabulk International is a leading provider of marine support and transportation services, primarily to the energy and chemical industries.

        This press release contains forward-looking statements within the meaning of the Federal securities laws. Such statements include estimates and give our current expectations or forecasts of future events. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties which may cause the Company's actual results, performance or achievements to be materially different from those expressed or implied in this release. Additional information regarding these risks and uncertainties and other factors affecting our business appears in our Reports on Form 10-K and Form 10-Q that we have filed with the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABULK INTERNATIONAL, INC.
By:	/s/ ALAN R. TWAITS Alan R. Twaits Senior Vice President, General Counsel and Secretary

July 17, 2003

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UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
SEABULK INTERNATIONAL, INC. (Exact name of registrant as specified in its charter)
SEABULK INTERNATIONAL ANNOUNCES $150 MILLION SENIOR NOTES OFFERING
SIGNATURES